                                                                    EXHIBIT 14.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos.
333-85090, 333-108896, 333-110486 333-131315, 333-140174, 333-141640 and
333-148747 on Form F-3, and Nos. 33-80947, 333-06482, 333-11720, 333-83204,
333-107943, 333-117565 and 333-138837 on Form S-8, of our reports dated February
6, 2008, relating to the consolidated financial statements of Tower
Semiconductor Ltd. (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in this Report on Form 20-F of Tower Semiconductor Ltd.

Brightman Almagor & Co.
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
June 17, 2008